SEVERANCE AGREEMENT
                                 AND
                      GENERAL RELEASE OF CLAIMS


     This Severance Agreement and General Release of Claims (the
 "Agreement") is made and entered into this 3rd day of March, 2000 by and between Daniel R. Olvey ("Mr. Olvey") and Wausau-Mosinee Paper Corporation (the "Company").

                       W I T N E S S E T H:

     WHEREAS, Mr. Olvey has served as an officer and a director of the Company; and

     WHEREAS, Mr. Olvey's resignation as an officer and a director of the Company and each of its subsidiaries was effective on February 24, 2000; and

     WHEREAS, the Company is desirous of offering Mr. Olvey certain severance pay and benefits over and above what he is entitled to under the Company's employment policies and/or applicable laws in exchange for a complete and full release of claims;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

 1. NO LIABILITY. The Company and Mr. Olvey agree that neither the negotiation or signing of this Agreement shall constitute an admission by the Company that it has acted wrongfully with respect to Mr. Olvey or any other person or that Mr. Olvey has any rights whatsoever against the Company. The Company specifically disclaims any liability to, or wrongful acts against, Mr. Olvey or any other person, on the part of itself, its directors, officers, employees, and agents, and Mr. Olvey disclaims any liability to, or wrongful or unlawful conduct against, the Company.

 2. EMPLOYMENT. Mr. Olvey understands and agrees that he shall be considered an employee of the Company until the first to occur of (a) December 30, 2000, or (b) the date on which he has exercised in full each option to purchase common stock and each stock appreciation right which was outstanding on February 24, 2000, but that his rights and benefits as an employee of the Company shall be limited to those rights and benefits specifically provided under the terms of this Agreement. Mr. Olvey understands that he will not be reemployed by the Company following the termination of the employment period provided for herein,
                                     -1-
 and agrees that he will not apply for or otherwise seek employment with the Company at any time in the future.

 3. SEVERANCE BENEFIT. As a severance benefit and as consideration to Mr. Olvey for entering into this Agreement, the Company shall provide the following to Mr. Olvey:

     (a) SEVERANCE PAY. Mr. Olvey shall be entitled to receive severance pay in the amount of $619,163. Such amount shall be paid in equal biweekly installments in a manner consistent with the Company's normal payroll practices, beginning on the first payday which occurs after the expiration of seven days from the execution of this Agreement and continuing through the last payday which occurs on or prior to December 30, 2000.

     (b) UNUSED VACATION PAY. Mr. Olvey shall be paid the sum of $45,230.72 representing 20.5 days of unused 1999 vacation days and
     4.0 days of accrued vacation days on March 15, 2000. Mr. Olvey agrees that payment of such amount shall terminate the Company's liability to him under the Company's vacation pay policies.

     (c) HEALTH AND DENTAL INSURANCE. Mr. Olvey shall be entitled to coverage under the Company's health and dental insurance plans on the same basis as such plans are from time to time maintained for executive officers of the Company for the period which ends on the first to occur of (i) December 30, 2000, or (ii) the date on which Mr. Olvey is employed by an employer other than the Company.

     (d) SUPPLEMENTAL RETIREMENT PLAN BENEFITS. Mr. Olvey agrees and understands that he is not entitled to receive a benefit under the terms of the Wausau-Mosinee Supplemental Retirement Plan and all claims for an accrued benefit under such plan are hereby waived by him. As a part of the consideration and severance benefit provided to Mr. Olvey under this Agreement, the Company shall make a lump payment to Mr. Olvey of $1,564,165.47 on or before April 15, 2000.

     (e) OUTPLACEMENT ASSISTANCE. Mr. Olvey shall be entitled, at Company expense, to individual executive level outplacement services from the firm of Challenger, Gray & Christmas for a period which ends on the first to occur of (i) Mr. Olvey's employment, or
     (ii) August 24, 2001.

     (f) OPTIONS AND SARS. Mr. Olvey shall be entitled to exercise each stock option and stock appreciation right ("SAR") outstanding on February 24, 2000 in accordance with its terms and until the
                                     -2-
     first to occur of (i)the date of expiration provided in the terms of grant of the option or SAR, or (ii) March 30, 2001.

     (g) CHANGE IN CONTROL. Notwithstanding any other provision of this Agreement, not more than ten business days following a Change in Control, all amounts which are or will become payable to Mr. Olvey under this Agreement shall be paid in a lump sum. For purposes of this Agreement, the term "Change in Control" shall have the meaning set forth in Section 15.1 of the Company's 1991 Employee Stock Option Plan, a copy of which is attached hereto as Appendix I.

 All payments made under the terms of this Agreement shall be reduced by applicable state, federal, and local income and employment taxes which the Company is required to withhold. Mr. Olvey agrees and understands that the severance payments provided in this paragraph 3 are in lieu of and discharge any obligations of the Company to Mr. Olvey for compensation, unused accrued and/or earned vacation, bonuses, or any other expectation of compensation or benefit on the part of Mr. Olvey as a result of his employment with the Company or the termination of that employment.

 4. EMPLOYEE BENEFITS. Mr. Olvey agrees that the amounts paid to him pursuant to this Agreement shall not constitute covered compensation for purposes of the Company's tax-qualified retirement plans and, except as otherwise provided in paragraph 3, that from and after February 25, 2000 he was not eligible for, nor shall he be a participant in, any life or disability insurance plan, flexible benefit plan, or any other employee benefit plan now or hereafter maintained by the Company.

 5. NONCOMPETE AGREEMENT. In consideration of the benefits provided him under the terms of this Agreement, Mr. Olvey agrees that from and after December 31, 2000 and until December 30, 2001 that he will not directly or indirectly, own, manage, operate, control, serve as a director or be employed by, or otherwise be associated with or represent in any capacity, any of the following companies, or any parent, subsidiary, or affiliate of any of such companies, (collectively, the "Restricted Companies"):

 International Paper Corporation      Domtar, Inc.
 Champion Paper Corporation           Kimberly Clark Corporation, Neenah Paper
 Longview Fibre Corporation           Fox River Paper Corporation
 Fraser Paper, Inc.                   Mead Corporation, Gilbert Division
 Plainwell Paper Company              Crown Vantage Corporation
 Georgia-Pacific Corporation          Mohawk Industries, Inc.
                                     -3-
 Rolland Paper Sales Corporation      Monadnock Paper Mills
 SAPPI                                French Paper Company
 Boise Cascade Corp., Office Products Avery Dennison Corp., Fasson Division

 Notwithstanding the foregoing, ownership of the stock of any such Restricted Companies shall not be in violation of this Agreement if such stock had been acquired prior to the date hereof or the stock of such Restricted Company is then listed for trading on a national or regional securities exchange or traded on a bona fide over-the-counter market. Mr. Olvey acknowledges and agrees that the entities listed in this paragraph 5 are competitors of the Company and that the restrictions set forth in this Agreement are reasonably necessary to protect the reasonable interests of the Company. The Company agrees that if Mr. Olvey is employed by a competitor not listed in this paragraph 5 and such employer is subsequently acquired, by purchase, merger, or otherwise, by a competitor listed in this paragraph 5, Mr. Olvey shall not be in violation of this Agreement if he remains employed in the same capacity, but Mr. Olvey shall otherwise be required to comply with all obligations of this Agreement.

 6. NO CLAIMS BY MR. OLVEY. Mr. Olvey warrants and represents that he has not filed any complaints, charges or lawsuits against the Company or any of its directors, officers, employees or agents with any governmental agency or any court, that no other person has filed any claim on his behalf, and that he will not do so at any time hereafter or permit any other claim to be made on his behalf; provided, however, that nothing in this sentence shall (i) limit Mr. Olvey from filing a claim for the sole purpose of enforcing Mr. Olvey's rights under this Agreement or enforcing Mr. Olvey's post-employment rights as of February 24, 2000 under any tax qualified employee pension plan then maintained by the Company, or (ii) Mr. Olvey's right to indemnification while a director or officer of the Company under applicable Wisconsin law, the bylaws of the Company, or under any director and officer errors and omissions insurance policy maintained by the Company.

 7. CONFIDENTIAL AND PROPRIETARY INFORMATION. Mr. Olvey acknowledges that during the course of his employment he has acquired knowledge of, and has had access to, (i) confidential information belonging to the Company, (ii) proprietary information belonging to the Company, (iii) trade secrets of the Company, (iv) other information which has been disclosed to the Company on a confidential basis, and (v) material nonpublic information concerning the Company's business and financial condition (collectively, the "Company Information"). Mr. Olvey agrees, that for a period of five years following the date of this Agreement, he will not, directly or indirectly, make use of or disclose any Company Information to any individual who is not then either employed by or retained by the Company
                                     -4-
 without the consent of the Company. Notwithstanding the preceding sentence, Mr. Olvey may disclose Company Information in response to a demand for disclosure contained in a subpoena or in discovery proceedings concerning a matter before an administrative or judicial proceeding if (i) such disclosure is, in the reasonable opinion of legal counsel for Mr. Olvey, required by applicable law, and (ii) if Mr. Olvey has given the Company notice of such demand within three business days of actual receipt by Mr. Olvey of such demand and has cooperated with any effort of the Company to seek appropriate injunctive or other relief barring such disclosure.

 8. RETURN OF COMPANY PROPERTY. Mr. Olvey warrants and represents that he has returned to the Company all Company Information and all other Company property, including without limitation, reports, files, memoranda, records, software, credit cards, door and file keys, computer access codes, disks, and instructional manuals, and other physical or personal property which Mr. Olvey received, prepared or helped prepare in connection with his employment with the Company and that he has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof.

 9. RELEASE OF CLAIMS. As a material inducement to the Company to enter into this Agreement, Mr. Olvey on behalf of himself, his heirs, his estate and his successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys thereof), and all persons acting by, through, under or in concert with any of them (collectively

 "Releasees"), and each of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected arising out of or in any way connected with his employment by the Company, including, but not limited to, any rights or claims arising under the Age Discrimination in Employment Act, the Wisconsin Fair Employment Act, and Title VII of the 1964 Civil

 Rights Act as amended, breach of contract, impairment of economic opportunity, infliction of emotional harm or distress, or other tort, wrongful discharge or claims under any other state or federal law, which Mr. Olvey now has, owns or holds, or claims to have, own or hold, or which Mr. Olvey at any time heretofore had, owned or held, or claimed to have, own or hold, or which Mr. Olvey at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Releasees.
                                     -5-
     Mr. Olvey is not releasing or waiving (i) any rights or claims which may arise after this Agreement is executed, (ii) any claim for the sole purpose of enforcing Mr. Olvey's rights under this Agreement,
 (iii) any claim to enforce Mr. Olvey's post-employment rights as of February 24, 2000 under any tax qualified employee pension plan then maintained by the Company, or (iv) Mr. Olvey's right to indemnification while a director or officer of the Company under applicable Wisconsin law, the bylaws of the Company, or under any director and officer errors and omissions insurance policy maintained by the Company.

 10. RELEASE BY THE COMPANY. The Company warrants and represents that it has no knowledge, at the time of the signing of this Agreement, that Mr. Olvey has participated or engaged in any type of misconduct, malfeasance, violation of the Company's policies or illegal acts. Mr. Olvey warrants and represents to the Company that he has not participated or engaged in any type of misconduct, malfeasance, violation of the Company's policies or illegal acts. In reliance on these warranties and representations by Mr. Olvey, the Company agrees to, by the signing of this Agreement and its acceptance of Mr. Olvey's representations, covenants, releases, and waivers provided by Mr. Olvey hereunder, irrevocably and unconditionally release Mr. Olvey from all damages, actions, lawsuits or claims the Company may have, whether based on contract, tort, statute, or common law, arising from his employment with the Company and/or the conclusion of that employment, or from his service as a director and officer of the Company and each subsidiary thereof, including, but not limited to, a release of any rights or claims the Company may have under applicable law, or any other charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, suits, rights, demands, losses, debts and/or expenses (including attorneys' fees and costs actually incurred) of any nature, known or unknown, suspected or unsuspected which the Company may have under any federal, state or local law, and of any other known or unknown claims in contract, tort or common law, including, but not limited to, actions for libel, slander, defamation or small claims accruing through the date of its signing of this Agreement; provided, however, that this waiver does not apply to claims or rights that accrue after the date the Company signs this Agreement or claims to enforce the terms of this Agreement brought by the Company.

 11. NONDISPARAGEMENT. The Company agrees that it will not intentionally disparage Mr. Olvey, and Mr. Olvey agrees that he will not intentionally disparage the Company or any of its directors, officers, employees, or agents with anyone who is presently doing business with or employed by the Company, or with anyone that could reasonably be expected to do business with or be employed by the Company.
                                     -6-

 12. REFERENCES. Mr. Olvey agrees to direct all reference checks and business-related communications to Michael L. McDonald, Senior Vice President of Administration, or his successor. The Company agrees to provide Mr. Olvey with an executed original of a mutually acceptable letter of reference and the Company agrees to respond to any reference requests only by providing such letter.

 13. OFFSET OF BENEFITS IF AGREEMENT VIOLATED. The benefits of this Agreement to Mr. Olvey are subject to termination, offset and recoupment in the event that Mr. Olvey takes any action or engages in any conduct which is in violation of this Agreement. The Company shall give Mr. Olvey written notice at least 10 days prior to taking any action to terminate, offset, or recoup any payment made under the terms of this Agreement. With respect to any violations by Mr. Olvey of this Agreement, in addition to the Company's termination, offset and recoupment of the benefits provided for herein, the Company shall be limited to the recovery of actual damages suffered by the Company or its directors, officers, agents or employees.

 14. SUBMISSION TO JURISDICTION. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Wisconsin in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Either party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in subparagraph 18(e). Nothing in this paragraph 14, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. For purposes of this paragraph 14, the term "final judgment" means a judgment from which no further appeal can be made by the party against whom the judgment is sought to be enforced.
 15. COSTS OF ENFORCEMENT. Each party will indemnify and hold harmless the other party from and against all losses, costs, fees (including, but not limited to, reasonable attorney fees), and damages incurred by each party as a result of any breach of this Agreement by the other party.
                                     -7-
 16 MR. OLVEY'S RIGHT TO REVIEW AND RESCIND THIS AGREEMENT. CONSISTENT WITH FEDERAL LAW, MR. OLVEY HAS TWENTY-ONE (21) CALENDAR DAYS FROM THE RECEIPT OF THIS AGREEMENT, TO REVIEW AND CONSIDER THIS AGREEMENT BEFORE SIGNING IT. MR. OLVEY UNDERSTANDS THAT HE MAY USE AS MUCH OF THIS TWENTY- ONE (21) CALENDAR DAY PERIOD AS HE WISHES PRIOR TO SIGNING. FEDERAL LAW FURTHER PROVIDES THAT MR. OLVEY MAY REVOKE THIS AGREEMENT WITHIN SEVEN (7) CALENDAR DAYS OF MR. OLVEY SIGNING IT. REVOCATION MUST BE MADE BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY IN CARE OF MICHAEL L. MCDONALD, SENIOR VICE PRESIDENT OF ADMINISTRATION, AT THE COMPANY'S PRINCIPAL BUSINESS OFFICE IN MOSINEE,

 WISCONSIN.   FOR THIS REVOCATION TO BE EFFECTIVE, THE WRITTEN NOTICE
 MUST BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. ON THE SEVENTH
 (7TH) CALENDAR DAY AFTER MR. OLVEY SIGNS THIS AGREEMENT. IF MR. OLVEY REVOKES THIS AGREEMENT, IT SHALL NOT BE EFFECTIVE OR ENFORCEABLE AND MR. OLVEY WILL NOT RECEIVE PAYMENTS SPECIFIED HEREIN. CONSISTENT WITH FEDERAL LAW, THE COMPANY HEREBY ALSO ADVISES MR. OLVEY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

 17. NO RELIANCE BY MR. OLVEY ON THE COMPANY. Mr. Olvey represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representations or statements not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. MR. OLVEY REPRESENTS AND AGREES THAT HE FULLY UNDERSTANDS HIS RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH HIS PRIVATE ATTORNEY, THAT TO THE EXTENT, IF ANY, THAT HE DESIRED, HE HAS AVAILED HIMSELF OF THIS RIGHT, THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT, THAT HE UNDERSTANDS THAT THIS AGREEMENT CONSTITUTES A FULL AND FINAL SETTLEMENT OF ALL MATTERS BETWEEN THE COMPANY AND HIM, AND THAT HE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

 18.  MISCELLANEOUS.

 (a) ENTIRE AGREEMENT. This Agreement (including the appendices referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

 (b) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.
                                     -8-
 (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

 (d) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

 (e) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Company:

               Mr. Michael L. McDonald
               Senior Vice President, Administration
               Wausau-Mosinee Paper Corporation
               1244 Kronenwetter Drive
               Mosinee, Wisconsin  54455

          If to Mr. Olvey:

               Mr. Daniel R. Olvey
               3002 Mountain Court
               Wausau, Wisconsin 54401

 Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.
                                     -9-
 (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Wisconsin without giving effect to any choice or conflict of law provision or rule (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin.

 (g) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

 (h) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.


     PLEASE READ CAREFULLY.  THIS SEVERANCE AGREEMENT AND GENERAL
 RELEASE OF CLAIMS INCLUDES RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                              WAUSAU-MOSINEE PAPER CORPORATION


                              By: MICHAEL L. MCDONALD (Seal)
                                  Michael L. McDonald
                                  Senior Vice President, Administration


                                DANIEL R. OVLEY (Seal)
                                Daniel R. Olvey
                                     -10-

                            APPENDIX I

     15.1 DEFINITION OF "CHANGE IN CONTROL." For purposes of the Plan, a "Change in Control" means the happening of any of the following events:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:
         (A) any acquisition directly from the Company other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company,
         (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition pursuant to a transaction which complies with clauses (i), (ii), and (iii) of paragraph (c) of this Section 15.1, (E) except as provided in paragraphs (d) and (e), any acquisition by any of the Woodson Entities or any of the Smith Entities, or (F) any increase in the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by a Person to 20% or more of the shares of either of such classes of stock if such increase was solely the result of the acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company; provided, however, that this clause (F) shall not apply to any acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities not described in clauses (A), (B),
         (C), (D), or (E) of this paragraph (a) by the Person acquiring such shares which occurs after such Person had become the beneficial owner of 20% or more of either the Outstanding Company Common Stock or Outstanding Company Voting Securities by reason of share purchases by the Company; or

     (b) A change in the composition of the Board such that the individuals who, as of March 4, 1999, constitute the Board

         (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of the Plan, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for
                                     I-1
         election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be deemed to be and shall be considered as though such individual were a member of the Incumbent Board, but provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so deemed or considered as a member of the Incumbent Board; or

     (c) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or securities of any other entity (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company, any Woodson Entity, any Smith Entity, or such Resulting Corporation) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the then outstanding voting securities of such Resulting Corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

     (d) The Woodson Entities acquire beneficial ownership of more than 35% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

     (e) The Smith Entities acquire beneficial ownership of more than 35% of the Outstanding Company Common Stock or Outstanding Company Voting Securities or of the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation; or

     (f) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     For purposes of this Section 15.1, the term "Woodson Entities" shall mean Aytchmonde P. Woodson, Leigh Yawkey Woodson and Alice Richardson Yawkey, members of their respective families and their respective descendants (the "Woodson Family"), heirs or legatees of any of the Woodson Family members, transferees by will, laws of descent or distribution or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any
                                     I-3
     trust established by any of Aytchmonde P. Woodson, Leigh Yawkey Woodson, or Alice Richardson Yawkey, whether pursuant to last will or otherwise, any partnership, trust or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Company (including any beneficiary or trustee, partner, manager or director of any of the foregoing or any other Person serving any such entity in a similar capacity).

     For purposes of this Section 15.1, the term "Smith Entities" shall mean David B. Smith and Katherine S. Smith, members of their respective families and their respective descendants (the "Smith Family"), heirs or legatees of any of the Smith Family members, transferees by will, laws of descent or distribution or by operation of law of any of the foregoing (including of any such transferees) (including any executor or administrator of any estate of any of the foregoing), any trust established by either of David
     B. Smith or Katherine S. Smith, whether pursuant to last will or otherwise, any partnership, trust or other entity established primarily for the benefit of, or any other Person the beneficial owners of which consist primarily of, any of the foregoing or any Affiliates or Associates of any of the foregoing or any charitable trust or foundation to which any of the foregoing transfers or may transfer securities of the Company (including any beneficiary or trustee, partner, manager or director of any of the foregoing or any other Person serving any such entity in a similar capacity).

     For purposes of this Section 15.1, the terms "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Plan.
                                     I-4